UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2022

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2 Cityplace Drive, Suite 200, St. Louis, MO 63141
(Address of principal executive offices)

Registrant’s telephone number, including area code (323) 538 5799

___________________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 26, 2022, Verde Resources, Inc. (the “Company”) entered into a corporate consulting services agreement (the “Agreement”) for investor communication and public relations services with Dutchess Group LLC (“DGL”). Pursuant to terms of the Agreement, the Company agreed to issue 1,500,000 shares of the Company’s restricted common stock to DGL within forty-five (45) days of signing the Agreement. The description of the terms of the Agreement is qualified by reference to the complete copy of such Agreement which is filed as an exhibit to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Services Agreement described in item 1.01 above, the Company will issue a total of 1,500,000 shares of the Company’s restricted common stock. The shares were not registered in reliance on exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b). The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or conterminous public offerings of the securities by the Company; and (d) the negotiations for the sale of the stock took place directly between the offeree and the Company. No underwriters or agents were used in this transaction and no commissions or finder’s fees were paid.

Item 9.01 Financial Statements and Exhibits

The Corporate Consulting Services Agreement is attached hereto as Exhibit 10.1.

10.1	Corporate Consulting Services Agreement between the Company and Dutchess Group LLC dated as of October 26, 2022

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
President and CEO

Date: November 1, 2022

3